Exhibit 5.1

Huadi International Group Co. Ltd.	D +852 3656 6054

华迪国际集团股份公司	E nathan.powell@ogier.com
c/o - Harneys Fiduciary (Cayman) Limited
4th Floor, Harbour Place	Reference: NMP/FYC/180680.00001
103 South Church Street
P.O. Box 10240
Grand Cayman KY1-1002
Cayman Islands

15 December 2020

Dear Sirs

Huadi International Group Co. Ltd. 华迪国际集团股份公司 (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering by the Company (the Offering) of up to an aggregate of 3,593,750 ordinary shares of US$0.0002 par value each of the Company (plus an option to issue such additional number of ordinary shares representing up to 15% of the total number of the Ordinary Shares to be offered by the Company pursuant to the Offering (excluding ordinary shares subject to this option) to cover the over-allotment option to be granted to the underwriter) (collectively, the Shares). The Company will also be issuing warrants to purchase such number of ordinary shares in the Company equal to an aggregate of six (6%) percent of the ordinary shares sold in the Offering (the Warrant) pursuant to the Underwriter Warrant Agreement (as defined below).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents:

(a)	the certificate of incorporation of the Company dated 27 September 2018 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

Ogier
British Virgin Islands, Cayman Islands,
Guernsey, Jersey and Luxembourg
practitioners

Floor 11 Central Tower	Partners
28 Queen's Road Central	Nicholas Plowman
Central	Nathan Powell
Hong Kong	Kate Hodson
David Nelson
T +852 3656 6000	Anthony Oakes
F +852 3656 6001	Oliver Payne
ogier.com	Michael Snape
James Bergstrom
Marcus Leese

(b)	the amended and restated memorandum and articles of association of the Company filed with the Registrar on 9 October 2020 (the Memorandum and Articles);

(c)	a certificate of good standing dated 4 December 2020 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company filed with the Registrar on 16 September 2020 (the ROD);

(e)	the register of members of the Company as at 12 October 2020 (the ROM, and together with the ROD, the Registers);

(f)	a draft copy of the underwriter's warrant agreement between the Company and the party named therein (the Underwriter Warrant Agreement) provided to us on 4 December 2020;

(g)	a certificate from a director of the Company dated 15 December 2020, a copy of which is attached hereto (the Director's Certificate);

(h)	a copy of the written resolutions of the directors of the Company dated 15 December 2020 approving the Company's filing of the Registration Statement and issuance of the Shares and shares under the Underwriter Warrant Agreement (the Board Resolutions); and

(i)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolution remains in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)	the maximum number of Shares to be issued by the Company would not exceed the Company's authorised share capital and the consideration payable for the Shares shall not be less than the aggregate par value of such number of Shares;

(i)	the Company will duly execute and delivery the Underwriter Warrant Agreement in the draft form provided for us for review in accordance with the Resolutions; and

(j)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised Share capital

(b)	The authorised share capital of the Company is US$50,000 divided into 250,000,000 ordinary shares comprising of a par value of US$0.0002 each.

Valid Issuance of Shares

(c)	The issuance and allotment of the Shares have been duly authorised and, when issued and allotted in accordance with the Registration Statement and the duly passed Resolutions and once consideration is paid for in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their respective name.

(d)	The shares to be issued under the Warrant have been duly authorised and, when issued and sold in accordance with the Registration Statement, the duly signed and delivered Underwriter Warrant Agreement and duly passed Resolutions and once consideration as stated in the Underwriter Warrant Agreement, which shall not be less than the par value per share, is paid per share, will be validly issued, fully paid and non-assessable.

Registration Statement - Taxation

(e)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is effective.

Yours faithfully

Ogier